NORTHERN LIGHTS FUND TRUST

RULE 18f-3 PLAN FOR MULTIPLE CLASSES OF SHARES

WHEREAS, Northern Lights Fund Trust (the "Trust") is a Delaware business trust, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with the Securities and Exchange Commission (the "SEC") as an open-end management investment company;

WHEREAS, pursuant to the terms of the Trust's Declaration of Trust, as well as the 1940 Act and the rules and regulations thereunder, the Board of Trustees of the Trust (the "Board") has authority to approve and authorize the issuance of, and has approved and authorized the issuance of each class of shares of beneficial interest (“Shares”) of each series of the Trust (individually a “Fund” and collectively the “Funds”) and each class of Shares (individually a “Class” and collectively the “Classes”) described in Appendix A and further described with regard to specific series of the Trust in Appendix B, as may be amended from time to time;

WHEREAS, the Trust wishes to adopt this Plan for Multiple Classes of Shares (the "Multi-Class Plan"), which is a plan as contemplated by Rule 18f-3 of the 1940 Act; and

WHEREAS, at a meeting held on November 15, 2007, the Board, including a majority of the Trustees who are not interested persons of the Trust (as defined in section 2(a)(19) of the 1940 Act) (the "Independent Trustees"), approved and adopted this Revised Multi-Class Plan and determined that this Multi-Class Plan is: (a) in the best interest of the holders of Shareholder Class Shares of each Fund issuing those shares; (b) in the best interest of the holders of Investor Class Shares of each Fund issuing those shares and (h) in the best interests of the Trust as a whole;

NOW THEREFORE, this Multi-Class Plan, as appended, and as may be amended from time to time, shall remain in effect until such time as the Board terminates this Multi-Class Plan.

IN WITNESS WHEREOF, the Trust has executed this amended Multi-Class Plan as of the 15th day of November 2007.

NORTHERN LIGHTS FUND TRUST

By:        /s/ Andrew Rogers

Andrew Rogers, President

APPENDIX A

 RULE 18F-3 PLAN FOR MULTIPLE CLASSES OF SHARES

1.  FUNDS AND CLASSES AS OF November 15, 2007

FUND	SHARE CLASSES
The Alpha Fund	Service & Investor
AlphaStream Special Equity Fund	Retail & Investor
Arrow Alternative Solutions Fund Arrow DWA Balanced Fund	A & Advisor
The Biondo Fund	Shareholder & Investor
Biltmore Enhanced Index Fund	A & C
Biltmore Contrarian Momentum Fund	A & C
Biltmore Momentum/Dynamic ETF Fund	A & C
The Roanoke Small-Cap Growth Fund	R
Pacific Financial Core Equity Fund	Institutional & Investor
Pacific Financial Explorer Fund	Institutional & Investor
Pacific Financial International Fund	Institutional & Investor
Pacific Financial Strategic Conservative Fund	Institutional & Investor
Pacific Financial Tactical Fund	Institutional & Investor
Gaming and Casino Fund	A & Investor
Sierra Core Retirement Fund	A, I & R

2.  ALLOCATION OF CLASS EXPENSES

With respect to each Fund, each shareholder class of said Fund represents an interest in the same portfolio of securities of the Trust and has no exchange privileges or conversion features within that Fund. Each class of shares shall have the same rights, preferences, voting powers, restrictions and limitations, except as follows:

(a)

expenses related to the distribution of a class of shares or to the services provided to shareholders of a class of shares shall be borne solely by such class;

(b)

each class will bear different Class Expenses (as defined below);

(c)

each class will have exclusive voting rights with respect to matters that exclusively affect such class and separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and

(d)

each class will bear a different name or designation.

The Board, acting in its sole discretion, has determined that the following expenses attributable to the shares of a particular class ("Class Expenses") will be borne solely by the class to which they are attributable:

(1)

asset-based distribution, account maintenance and shareholder service fees, and

(2)

extraordinary non-recurring expenses including litigation and other legal expenses relating to a particular class.

Investment advisory fees, custodial fees, and other expenses relating to the management of a Fund's assets shall not be allocated on a class-specific basis.

3.  ALLOCATION OF FUND INCOME AND EXPENSES

Income, realized and unrealized capital gains and losses, and expenses that are not allocated to a specific class pursuant to Section 2 above, shall be allocated to each class of a Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

4.  EXPENSE WAIVERS OR REIMBURSEMENTS

All expense waivers or reimbursements will be in compliance with Rule 18f-3 issued under the 1940 Act.

5.  AMENDMENTS

This Multi-Class Plan may not be amended to change any material provision unless such amendment is approved by a vote of the majority of the Board, including a majority of the Trustees who are not interested persons of the Trust, based on its finding that the amendment is in the best interest of each class individually and the Trust as a whole.

6.  EXCHANGES

Shares of a Fund may be exchanged without payment of any exchange fee for shares of another Fund of the same Class at their respective net asset values, provided said Funds are advised by the Same Adviser.

 NORTHERN LIGHTS FUND TRUST

RULE 18F-3 PLAN

APPENDIX B-1

THE BIONDO FUND

CLASS DISTRIBUTION AND SHAREHOLDER SERVICES FEES

Shareholder Class Shares are offered at their net asset value per share, with a contingent deferred sales charge of 1% on shares that are sold within twelve months of their purchase. In some circumstances, this sales charge may be waived for certain investors. There will be no contingent deferred sales charge on shares acquired through reinvestment of dividends. The contingent deferred sales charge will be based on the original purchase cost or the current market value of the shares being sold, whichever is less.

Shareholder Class Shares also are subject to a distribution fee and a shareholder servicing fee (as provided for by the Shareholder Class Distribution Plan and Agreement Pursuant to Rule 12b-1 under the Investment Company Act of 1940) of 0.75% and 0.25% respectively, of the average daily net assets of the Fund. The minimum initial investment for Shareholder Class Shares is $2,500.

Notwithstanding the foregoing, the aggregate amounts of any asset-based distribution and/or account maintenance fee paid by the Trust shall not exceed such amount as is permitted under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), as amended from time to time, and any other rules or regulations promulgated by the NASD or the SEC applicable to mutual fund distribution and service fees.

Investor Class Shares of The Biondo Fund are offered at their net asset value per share without any initial or contingent –deferred sales charge and are not subject to any asset-based distribution or account maintenance fee. The minimum initial investment for Investor Class Shares is $2,500.

 NORTHERN LIGHTS FUND TRUST

RULE 18F-3 PLAN

APPENDIX B-2:

BILTMORE ENHANCED INDEX FUND

BILTMORE MOMENTUM/DYNAMIC ETF FUND

BILTMORE CONTRARIAN MOMENTUM FUND

CLASS DISTRIBUTION AND SHAREHOLDER SERVICES FEES

Class A Shares are offered at their net asset value per share, with a front-end sales load of 5.75%.  Class C Shares are offered at their net asset value per share, with a contingent deferred sales charge of 1% on shares that are sold within twelve months of their purchase. In some circumstances, these sales charges may be waived for certain investors, as specified in the Funds’ Prospectus. There will be no contingent deferred sales charge on shares acquired through reinvestment of dividends. The contingent deferred sales charge will be based on the original purchase cost or the current market value of the shares being sold, whichever is less.

Class A and C Shares are subject to a distribution / shareholder servicing fees (as provided under the Distribution Plan and Agreement Pursuant to Rule 12b-1 under the Investment Company Act of 1940) of 0.25% for Class A Shares and 1% for Class C Shares. The minimum initial investment for Class A and C Shares is $1,000.

Notwithstanding the foregoing, the aggregate amounts of any asset-based distribution and/or account maintenance fee paid by the Trust shall not exceed such amount as is permitted under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), as amended from time to time, and any other rules or regulations promulgated by the NASD or the SEC applicable to mutual fund distribution and service fees.

NORTHERN LIGHTS FUND TRUST

RULE 18F-3 PLAN

APPENDIX B-3

ARROW DWA BALANCED FUND

ARROW ALTERNATIVE SOLUTIONS FUND

CLASS DISTRIBUTION AND SHAREHOLDER SERVICES FEES

Class A Shares are offered at their net asset value per share, with a front-end sales load of 5.75%. Class A shares may be subject to contingent deferred sales charges under limited circumstances.  Advisor Class Shares are offered at their net asset value per share without any sales loads.  Both share classes have an early redemption fee of 1% on shares that are sold within 30 days of their purchase. In some circumstances, sales charges on Class A Shares may be waived for certain investors, as specified in the Funds’ Prospectus. There will be no sales charges on shares acquired through reinvestment of dividends.

Class A and Advisor Class Shares are subject to distribution/shareholder servicing fees (as provided under the Fund’s Distribution Plan and Agreement Pursuant to Rule 12b-1 under the Investment Company Act of 1940) of 0.25% for Class A Shares and 1% for Advisor Class Shares. The minimum initial investment is $5,000 for both classes.

Notwithstanding the foregoing, the aggregate amounts of any asset-based distribution and/or account maintenance fee paid by the Trust shall not exceed such amount as is permitted under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), as amended from time to time, and any other rules or regulations promulgated by the NASD or the SEC applicable to mutual fund distribution and service fees.

NORTHERN LIGHTS FUND TRUST

RULE 18F-3 PLAN

APPENDIX B-4:

THE ALPHA FUND

CLASS DISTRIBUTION AND SHAREHOLDER SERVICES FEES

Service Class Shares are offered at their net asset value per share, with a contingent deferred sales charge of 1% on shares that are sold within twelve months of their purchase. In some circumstances, these sales charges may be waived for certain investors, as specified in the Funds’ Prospectus. There will be no contingent deferred sales charge on shares acquired through reinvestment of dividends. The contingent deferred sales charge will be based on the original purchase cost or the current market value of the shares being sold, whichever is less.

Investor Class Shares are offered at their net asset value per share, without any initial or contingent deferred sales charge.

Investor Class and Service Class Shares are subject to distribution/shareholder servicing fees (as provided under the Distribution Plan and Agreement Pursuant to Rule 12b-1 under the Investment Company Act of 1940) of 0.25% for Investor Class Shares and 1% for Service Class Shares. The minimum initial investment for Investor Class and Service Class Shares is $2,000.

Notwithstanding the foregoing, the aggregate amounts of any asset-based distribution and/or account maintenance fee paid by the Trust shall not exceed such amount as is permitted under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), as amended from time to time, and any other rules or regulations promulgated by the NASD or the SEC applicable to mutual fund distribution and service fees.

NORTHERN LIGHTS FUND TRUST

RULE 18F-3 PLAN

APPENDIX B-5

Pacific Financial Core Equity Fund
Pacific Financial Explorer Fund
Pacific Financial International Fund
Pacific Financial Strategic Conservative Fund
Pacific Financial Tactical Fund

CLASS DISTRIBUTION AND SHAREHOLDER SERVICES FEES

Both Institutional and Investor Class Shares are offered at their net asset value per share, without any initial or contingent deferred sales charge.

Institutional Class and Investor Class Shares are subject to distribution/shareholder servicing fees (as provided under the Distribution Plan and Agreement Pursuant to Rule 12b-1 under the Investment Company Act of 1940) of 0.25% for Institutional Class Shares and 1% for Investor Class Shares. The minimum initial investment for Institutional Class and Investor Class Shares is $5,000.

Notwithstanding the foregoing, the aggregate amounts of any asset-based distribution and/or account maintenance fee paid by the Trust shall not exceed such amount as is permitted under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), as amended from time to time, and any other rules or regulations promulgated by the NASD or the SEC applicable to mutual fund distribution and service fees.

NORTHERN LIGHTS FUND TRUST

RULE 18F-3 PLAN

APPENDIX B-6

ROANOKE SMALL-CAP GROWTH FUNDS

CLASS DISTRIBUTION AND SHAREHOLDER SERVICES FEES

Class R Shares are offered at their net asset value per share, without any initial or contingent deferred sales charge.

Class R Shares are subject to distribution/shareholder servicing fees (as provided under the Distribution Plan and Agreement Pursuant to Rule 12b-1 under the Investment Company Act of 1940) of 0.25%. The minimum initial investment for Class R Shares is $1,000 for regular accounts and $250 for retirement plans.

Notwithstanding the foregoing, the aggregate amounts of any asset-based distribution and/or account maintenance fee paid by the Trust shall not exceed such amount as is permitted under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), as amended from time to time, and any other rules or regulations promulgated by the NASD or the SEC applicable to mutual fund distribution and service fees.

NORTHERN LIGHTS FUND TRUST

RULE 18F-3 PLAN

APPENDIX B-7

GAMING AND CASINO FUND

CLASS DISTRIBUTION AND SHAREHOLDER SERVICES FEES

Class A Shares are offered at their net asset value per share, with a front-end sales load of 5.75%. Class A shares may be subject to contingent deferred sales charges under limited circumstances.  In some circumstances, sales charges on Class A Shares may be waived for certain investors, as specified in the Funds’ Prospectus. There will be no sales charges on shares acquired through reinvestment of dividends. Investor Class Shares are offered at their net asset vale per share with no load.

Both Class A and Investor Class shares have an early redemption fee of 1% on shares that are sold within 60 days of their purchase. For both Classes, the minimum initial investment is $5,000 for regular accounts and $3,000 for retirement plans.

Both Class A and Investor Shares are subject to distribution/shareholder servicing fees (as provided under the Fund’s Distribution Plan and Agreement Pursuant to Rule 12b-1 under the Investment Company Act of 1940) of 0.25%.

Notwithstanding the foregoing, the aggregate amounts of any asset-based distribution and/or account maintenance fee paid by the Trust shall not exceed such amount as is permitted under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), as amended from time to time, and any other rules or regulations promulgated by the NASD or the SEC applicable to mutual fund distribution and service fees.

NORTHERN LIGHTS FUND TRUST

RULE 18F-3 PLAN

APPENDIX B-8

AlphaStream Special Equity Fund

CLASS DISTRIBUTION AND SHAREHOLDER SERVICES FEES

Both Retail and Investor Class Shares are offered at their net asset value per share, without any initial or contingent deferred sales charge. However, each class has an early redemption fee of 1% on shares that are sold within 30 days of their purchase.

The minimum initial investment to open an account for either class is $ 2,500 for regular accounts and $2,500 for retirement plans (e.g., tax-deferred retirement programs, IRAs, etc.).  The minimum initial investment may be waived for clients of the adviser.  The minimum subsequent investment is $100.  There is no minimum investment requirement when you are buying shares by reinvesting dividends and distributions from the Fund.

Investor Class Shares are subject to distribution/shareholder servicing fees (as provided under the Distribution Plan and Agreement Pursuant to Rule 12b-1 under the Investment Company Act of 1940) 1% (0.25% for servicing fees and 0.75% for distribution).

Notwithstanding the foregoing, the aggregate amounts of any asset-based distribution and/or account maintenance fee paid by the Trust shall not exceed such amount as is permitted under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), as amended from time to time, and any other rules or regulations promulgated by the NASD or the SEC applicable to mutual fund distribution and service fees.

NORTHERN LIGHTS FUND TRUST

RULE 18F-3 PLAN

APPENDIX B-9

SIERRA CORE RETIREMENT FUND

CLASS DISTRIBUTION AND SHAREHOLDER SERVICES FEES

Class A Shares are offered at their net asset value per share, with a front-end sales load.  Class A shares may be subject to contingent deferred sales charges under limited circumstances.  In some circumstances, sales charges on Class A Shares may be waived for certain investors, as specified in the Fund’s Prospectus. There will be no sales charges on shares acquired through reinvestment of dividends. Class I Shares and Class R shares are offered at their net asset vale per share with no load.

Neither Class A shares, Class I shares nor Class R shares have an early redemption fee. For Class A shares and Class I shares, the minimum initial investment is $10,000.  For Class R shares, the minimum initial investment is $100,000.

Only Class A and Class I Shares are subject to distribution/shareholder servicing fees (as provided under the Fund’s Distribution Plan and Agreement Pursuant to Rule 12b-1 under the Investment Company Act of 1940) of 0.25%.

Notwithstanding the foregoing, the aggregate amounts of any asset-based distribution and/or account maintenance fee paid by the Trust shall not exceed such amount as is permitted under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), as amended from time to time, and any other rules or regulations promulgated by the NASD or the SEC applicable to mutual fund distribution and service fees.